EXHIBIT 4.1

Specimen Authorization Card – American Stock Transfer & Trust Company, LLC

AUTHORIZATION CARD

MONMOUTH REAL ESTATE INVESTMENT CORPORATION DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

I wish to participate in the Dividend Reinvestment and Stock Purchase Plan (the “Plan”) for the purchase of whole and partial shares of Common Stock (“Shares”) of Monmouth Real Estate Investment Corporation (the “Company”) as follows:

☐ FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares now or hereafter registered in my name and on all Shares held for me by American Stock Transfer & Trust Company, LLC (the “Plan Administrator”). I may also make optional cash deposits.

☐ PARTIAL DIVIDEND REINVESTMENT. I want to reinvest cash dividends on only ________ Shares registered in my name and want my cash dividends on the rest of my Shares. I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested. I may also make optional cash deposits.

☐ OPTIONAL CASH DEPOSITS ONLY. I want to make only optional cash deposits. I do not want to reinvest dividends on Shares registered in my name. I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested. My check in the amount of $___________ is enclosed.

My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.

Social Security or Tax I.D. No.	Date

Print Name(s) of Registered Owner(s)	Signature(s) of Registered owner(s)

Make checks payable to and mail to: American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, NY 10269-0560.

STOCKHOLDERS ALL OF WHOSE SHARES ARE IN NOMINEE OR STREET NAME ONLY MAY ELECT OPTIONAL CASH PAYMENTS. CERTIFICATION ON THE REVERSE OF CARD MUST BE COMPLETED.

OWNER CERTIFICATION OF SHARES IN STREET OR NOMINEE NAME AND ENROLLMENT IN PLAN

(TO BE USED ONLY BY STOCKHOLDERS
ALL OF WHOSE SHARES ARE IN NOMINEE OR STREET NAME)

Name of Broker or Nominee Holding Shares for Stockholder:

Number of Shares held by Broker or Nominee: ______________

I wish to make optional cash payments to the Plan. My check in the amount of $______ is enclosed. My Plan Account is to be maintained as follows (PLEASE PRINT):

Name	Street	City	State	Zip

Social Security/Tax I.D. No.

Date

I HEREBY CERTIFY THAT I AM THE OWNER OF THE SHARES OF MONMOUTH REAL ESTATE INVESTMENT CORPORATION INDICATED ABOVE.

Signature

IF ADDRESS IS NOT PROPERLY SHOWN, PLEASE CORRECT BEFORE RETURNING.

THIS IS NOT A PROXY